Exhibit 99.1

NEWS RELEASE

Second quarter Goodyear net income of $85 million (30 cents per share); adjusted net income of $54 million (19 cents per share)

Segment operating income of $339 million, up $215 million compared to the second quarter of 2023

Americas segment operating income of $241 million, SOI margin of 8.9%

Asia Pacific segment operating income of $63 million, SOI margin of 10.6%

FOR IMMEDIATE RELEASE	Goodyear Forward transformation initiatives delivered $90 million

> GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001 > MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM	AKRON, Ohio, July 31, 2024 – The Goodyear Tire & Rubber Company reported second quarter 2024 results today and the company will host an investor call tomorrow morning at 8:00 a.m. eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer. The management team will share insights on second quarter performance and progress on the Goodyear Forward transformation plan.

> MEDIA CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM > ANALYST CONTACT: GREG SHANK 330.796.5008 GREG_SHANK@GOODYEAR.COM

Additional earnings materials have been posted to Goodyear’s investor relations website at http://investor.goodyear.com.

“We demonstrated clear progress on our Goodyear Forward plan in the second quarter, achieving significant margin expansion and securing a definitive agreement to sell our Off-the-Road business,” said Chief Executive Officer and President Mark Stewart. “Our associates are dedicated to delivering Goodyear Forward, and their commitment is especially critical as we look to a second half affected by weaker underlying trends in the industry. I continue to be confident in our ability to deliver Goodyear Forward and 10% segment operating income margin by the end of next year.”

Goodyear’s second quarter 2024 sales were $4.6 billion with tire unit volumes totaling 40.1 million. Second quarter 2024 Goodyear net income was $85 million (30 cents per share) compared to a Goodyear net loss of $208 million (73 cents per share loss) a year ago. The year over year improvement was driven by increases in segment operating income. The second quarter of 2024 included several significant items including, on a pre-tax basis, a benefit of $96 million from asset and other sales, Goodyear Forward costs of $40 million and rationalization charges of $19 million. The second quarter of 2023 included pre-tax rationalization charges of $72 million and a $51 million benefit from asset and other sales. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

Second quarter 2024 adjusted net income was $54 million compared to an adjusted net loss of $97 million in the prior year’s quarter. Adjusted earnings per share was $0.19, compared to a loss of $0.34 in the prior year’s quarter. Per share amounts are diluted.

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The company reported segment operating income of $339 million in the second quarter of 2024, up $215 million from a year ago. The increase in segment operating income reflects benefits of $99 million from price/mix versus raw materials, $90 million from the Goodyear Forward transformation plan, $63 million from insurance claim recoveries, net of related expenses, and $50 million from the 2023 negative impact of the Tupelo storm. These were partly offset by the impact of lower tire volume of $41 million and unfavorable fixed overhead absorption of $35 million.

Year-to-Date Results

Goodyear’s sales for the first six months of 2024 were $9.1 billion with tire unit volumes totaling 80.5 million. First half 2024 Goodyear net income was $28 million (10 cents per share) compared to a Goodyear net loss of $309 million ($1.08 per share loss) a year ago. The year over year improvement was driven by increases in segment operating income. The first half of 2024 also included several significant items including, on a pre-tax basis, Goodyear Forward costs of $67 million, rationalization charges of $41 million, and a benefit of $86 million from asset and other sales. The first half of 2023 included pre-tax rationalization charges of $104 million and a $52 million benefit from asset and other sales.

First half 2024 adjusted net income was $83 million compared to an adjusted net loss of $179 million in the prior year. Adjusted earnings per share was $0.29, compared to a loss of $0.63 in the prior year.

The company reported segment operating income of $586 million for the first six months of 2024, up $337 million from a year ago. The increase in segment operating income reflects benefits of $227 million from price/mix versus raw materials, $162 million from the Goodyear Forward transformation plan, $52 million from insurance claim recoveries, net of related expenses, and $50 million from the 2023 negative impact of the Tupelo storm. These were partially offset by lower tire volume of $69 million, a net headwind of $58 million from higher inflationary costs, and unfavorable fixed overhead absorption of $33 million.

First half 2024 total cash flows from operating activities was a use of $518 million compared with a use of $434 million in the first half of 2023.

Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2024 and 2023 periods.

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Business Segment Results

AMERICAS

	Second Quarter		Six Months
(In millions)	2024	2023	2024	2023
Tire Units	19.6	20.8	38.6	41.3
Net Sales	$2,697	$2,939	$5,285	$5,806
Segment Operating Income	241	103	420	182
Segment Operating Margin	8.9%	3.5%	7.9%	3.1%

Americas’ second quarter 2024 sales of $2.7 billion were down 8.2% driven by lower replacement volumes and unfavorable price/mix due to continuing weakness in commercial truck and contractual price adjustments. Tire unit volume decreased 5.9%. Replacement tire unit volume decreased 8.6% given industry member declines in the U.S., a transitory impact from distribution changes in Latin America, and flooding in Brazil earlier in the quarter. The U.S. industry non-members, generally representing low-cost imported product, grew significantly in the quarter. Original equipment unit volumes were up 6.7% compared to the second quarter of 2023.

Second quarter 2024 segment operating income of $241 million increased $138 million from the prior year’s quarter. The increase was driven by benefits from the execution of Goodyear Forward initiatives, favorable net price/mix versus raw material costs, the 2023 negative impact of the Tupelo storm, and lower transportation costs. These benefits were partly offset by lower volume. Segment operating income also included $20 million of insurance claim recoveries, primarily related to the 2023 Tupelo storm.

EMEA

	Second Quarter		Six Months
(In millions)	2024	2023	2024	2023
Tire Units	11.6	11.8	24.1	25.0
Net Sales	$1,279	$1,341	$2,626	$2,833
Segment Operating Income (Loss)	35	(19)	43	(11)
Segment Operating Margin	2.7%	(1.4%)	1.6%	(0.4%)

EMEA’s second quarter 2024 sales of $1.3 billion were down 4.6% primarily driven by the negative impact of changes in foreign currency exchange rates. Tire unit volume decreased 0.9%. Replacement tire unit volume decreased 1.4% due to lower volume in Eastern Europe, particularly in Turkey. Original equipment unit volumes were flat.

Second quarter 2024 segment operating income of $35 million was up $54 million compared to the prior year’s quarter. Segment operating income benefitted from favorable net price/mix versus raw material costs, a net gain on insurance recoveries and the Goodyear Forward plan. These benefits were offset by unfavorable fixed overhead absorption and higher net inflationary costs. Segment operating income also included $43 million of insurance claim recoveries, net of related expenses, resulting from a fire that impacted its Debica, Poland factory.

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ASIA PACIFIC

	Second Quarter		Six Months
(In millions)	2024	2023	2024	2023
Tire Units	8.9	8.2	17.8	16.3
Net Sales	$594	$587	$1,196	$1,169
Segment Operating Income	63	40	123	78
Segment Operating Margin	10.6%	6.8%	10.3%	6.7%

Asia Pacific’s second quarter 2024 sales increased 1.2% to $594 million, driven by higher original equipment volume. Tire unit volume increased 7.8%. Original equipment unit volume increased 32.2%, driven by EV fitments in China. Replacement tire unit volume decreased 8.9%, reflecting the impact of the Australia transformation and industry softness in China.

Second quarter 2024 segment operating income of $63 million was up $23 million from prior year driven by higher volume, favorable net price/mix versus raw material costs, and benefits from the Goodyear Forward plan. These factors were partly offset by higher inflationary costs.

Conference Call

The Company will host an investor call on Thursday, August 1 at 8:00 a.m. EDT. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 245-3047 or (203) 518-9765 before 7:55 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 839-4088 or (402) 220-2986. The replay will also be available on the website.

About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 71,000 people and manufactures its products in 54 facilities in 21 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

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Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of our off-the-road tire business; risks relating to the ability to consummate the sale of our off-the-road tire business on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

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Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Net Sales	$4,570	$4,867	$9,107	$9,808
Cost of Goods Sold	3,622	4,123	7,337	8,316
Selling, Administrative and General Expense	731	708	1,427	1,372
Rationalizations	19	72	41	104
Interest Expense	130	138	256	265
Other (Income) Expense	(72)	36	(42)	61

Income (Loss) before Income Taxes	140	(210)	88	(310)
United States and Foreign Tax Expense (Benefit)	60	(2)	66	(3)

Net Income (Loss)	80	(208)	22	(307)
Less: Minority Shareholders’ Net Income (Loss)	(5)	—	(6)	2

Goodyear Net Income (Loss)	$85	$(208)	$28	$(309)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$0.30	$(0.73)	$0.10	$(1.08)

Weighted Average Shares Outstanding	287	285	286	285
Diluted	$0.30	$(0.73)	$0.10	$(1.08)

Weighted Average Shares Outstanding	288	285	288	285

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Table 2: Consolidated Balance Sheets

	June 30,	December 31,
(In millions, except share data)	2024	2023
Assets:
Current Assets:
Cash and Cash Equivalents	$789	$902
Accounts Receivable, less Allowance — $87 ($102 in 2023)	3,043	2,731
Inventories:
Raw Materials	850	785
Work in Process	213	206
Finished Products	2,985	2,707

	4,048	3,698
Prepaid Expenses and Other Current Assets	324	319

Total Current Assets	8,204	7,650
Goodwill	779	781
Intangible Assets	947	969
Deferred Income Taxes	1,634	1,630
Other Assets	1,108	1,075
Operating Lease Right-of-Use Assets	978	985
Property, Plant and Equipment, less Accumulated Depreciation — $12,671 ($12,472 in 2023)	8,375	8,492

Total Assets	$22,025	$21,582

Liabilities:
Current Liabilities:
Accounts Payable — Trade	$4,181	$4,326
Compensation and Benefits	656	663
Other Current Liabilities	1,029	1,165
Notes Payable and Overdrafts	462	344
Operating Lease Liabilities due Within One Year	199	200
Long Term Debt and Finance Leases due Within One Year	1,182	449

Total Current Liabilities	7,709	7,147
Operating Lease Liabilities	827	825
Long Term Debt and Finance Leases	6,832	6,831
Compensation and Benefits	889	974
Deferred Income Taxes	101	83
Other Long Term Liabilities	812	885

Total Liabilities	17,170	16,745
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares — 285 million in 2024 (284 million in 2023)	285	284
Capital Surplus	3,146	3,133
Retained Earnings	5,114	5,086
Accumulated Other Comprehensive Loss	(3,842)	(3,835)

Goodyear Shareholders’ Equity	4,703	4,668
Minority Shareholders’ Equity — Nonredeemable	152	169

Total Shareholders’ Equity	4,855	4,837

Total Liabilities and Shareholders’ Equity	$22,025	$21,582

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Table 3: Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
(In millions)	2024	2023
Cash Flows from Operating Activities:
Net Income (Loss)	$22	$(307)
Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities:
Depreciation and Amortization	546	506
Amortization and Write-Off of Debt Issuance Costs	7	7
Provision for Deferred Income Taxes	(6)	(108)
Net Pension Curtailments and Settlements	(5)	36
Net Rationalization Charges	41	104
Rationalization Payments	(105)	(50)
Net (Gains) Losses on Asset Sales	(94)	(62)
Gain on Insurance Recoveries for Damaged Property, Plant and Equipment	(50)	—
Operating Lease Expense	164	148
Operating Lease Payments	(139)	(139)
Pension Contributions and Direct Payments	(29)	(38)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(354)	(375)
Inventories	(409)	229
Accounts Payable — Trade	(25)	(404)
Compensation and Benefits	6	—
Other Current Liabilities	(91)	104
Other Assets and Liabilities	3	(85)

Total Cash Flows from Operating Activities	(518)	(434)
Cash Flows from Investing Activities:
Capital Expenditures	(634)	(536)
Insurance Recoveries for Damaged Property, Plant and Equipment	37	—
Cash Proceeds from Sale and Leaseback Transaction	16	66
Asset Dispositions	108	3
Short Term Securities Acquired	—	(102)
Short Term Securities Redeemed	—	2
Long Term Securities Redeemed	1	—
Notes Receivable	(17)	(65)
Other Transactions	1	(13)

Total Cash Flows from Investing Activities	(488)	(645)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	595	583
Short Term Debt and Overdrafts Paid	(464)	(439)
Long Term Debt Incurred	7,068	4,758
Long Term Debt Paid	(6,280)	(4,020)
Common Stock Issued	(3)	(2)
Transactions with Minority Interests in Subsidiaries	(2)	(2)
Debt Related Costs and Other Transactions	(18)	(2)

Total Cash Flows from Financing Activities	896	876
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(23)	4

Net Change in Cash, Cash Equivalents and Restricted Cash	(133)	(199)
Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	985	1,311

Cash, Cash Equivalents and Restricted Cash at End of the Period	$852	$1,112

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2024	2023	2024	2023
Total Segment Operating Income	$339	$124	$586	$249
Less:
Rationalizations	19	72	41	104
Interest Expense	130	138	256	265
Other (Income) Expense	(72)	36	(42)	61
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, Net	43	11	94	13
Corporate Incentive Compensation Plans	15	21	36	41
Retained Expenses of Divested Operations	3	4	8	8
Other	61	52	105	67

Income (Loss) before Income Taxes	$140	$(210)	$88	$(310)
United States and Foreign Tax Expense (Benefit)	60	(2)	66	(3)
Less: Minority Shareholders’ Net Income (Loss)	(5)	—	(6)	2

Goodyear Net Income (Loss)	$85	$(208)	$28	$(309)

Net Sales	$4,570	$4,867	$9,107	$9,808
Return on Net Sales	1.9%	-4.3%	0.3%	-3.2%
Total Segment Operating Margin	7.4%	2.5%	6.4%	2.5%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Second Quarter 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	South Africa Flood Impact	Americas Storm Insurance Recoveries	Debica Fire Impact and Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$4,570	$—	$—	$—	$—	$—	$—	$4,570
Cost of Goods Sold	3,622	(33)	—	(3)	20	43	—	3,649

Gross Margin	948	33	—	3	(20)	(43)	—	921
SAG	731	(10)	(40)	—	—	—	—	681
Rationalizations	19	(19)	—	—	—	—	—	—
Interest Expense	130	—	—	—	—	—	—	130
Other (Income) Expense	(72)	—	—	—	—	—	96	24

Pre-tax Income (Loss)	140	62	40	3	(20)	(43)	(96)	86
Taxes	60	5	10	—	(5)	(9)	(28)	33
Minority Interest	(5)	8	—	—	—	(4)	—	(1)

Goodyear Net Income (Loss)	$85	$49	$30	$3	$(15)	$(30)	$(68)	$54

EPS	$0.30	$0.17	$0.10	$0.01	$(0.06)	$(0.10)	$(0.23)	$0.19

Second Quarter 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Tupelo Storm Impact	Asset and Other Sales	Pension Settlement Charges	Environmental Remediation Adjustment	Other Legal Claims	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$4,867	$—	$77	$—	$—	$—	$—	$—	$4,944
Cost of Goods Sold	4,123	(12)	13	—	—	5	—	—	4,129

Gross Margin	744	12	64	—	—	(5)	—	—	815
SAG	708	—	—	—	—	—	—	—	708
Rationalizations	72	(72)	—	—	—	—	—	—	—
Interest Expense	138	—	—	—	—	—	—	—	138
Other (Income) Expense	36	—	—	51	(36)	—	(4)	—	47

Pre-tax Income (Loss)	(210)	84	64	(51)	36	(5)	4	—	(78)
Taxes	(2)	16	12	(14)	8	(1)	2	(2)	19
Minority Interest	—	—	—	—	—	—	—	—	—

Goodyear Net Income (Loss)	$(208)	$68	$52	$(37)	$28	$(4)	$2	$2	$(97)

EPS	$(0.73)	$0.24	$0.18	$(0.13)	$0.10	$(0.02)	$0.01	$0.01	$(0.34)

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (continued)

First Six Months 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	South Africa Flood Impact	Pension Settlement Charges (Credits)	Indirect Tax Settlements and Discrete Tax Items	Americas Storm Insurance Recoveries	Debica Fire Impact and Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$9,107	$—	$—	$—	$—	$—	$—	$—	$—	$9,107
Cost of Goods Sold	7,337	(76)	—	(3)	—	8	20	29	—	7,315

Gross Margin	1,770	76	—	3	—	(8)	(20)	(29)	—	1,792
SAG	1,427	(18)	(67)	—	—	—	—	—	—	1,342
Rationalizations	41	(41)	—	—	—	—	—	—	—	—
Interest Expense	256	—	—	—	—	—	—	—	—	256
Other (Income) Expense	(42)	—	—	—	5	2	—	—	86	51

Pre-tax Income (Loss)	88	135	67	3	(5)	(10)	(20)	(29)	(86)	143
Taxes	66	14	16	—	(1)	(2)	(5)	(7)	(26)	55
Minority Interest	(6)	14	—	—	—	—	—	(3)	—	5

Goodyear Net Income (Loss)	$28	$107	$51	$3	$(4)	$(8)	$(15)	$(19)	$(60)	$83

EPS	$0.10	$0.37	$0.18	$0.01	$(0.01)	$(0.03)	$(0.06)	$(0.06)	$(0.21)	$0.29

First Six Months 2023

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, and Accelerated Depreciation	Tupelo Storm Impact	Asset and Other Sales	Pension Settlement Charges	Foreign Currency Translation Adjustment Write-Off	Environmental Remediation Adjustment	Indirect Tax Settlements and Discrete Tax Items	As Adjusted
Net Sales	$9,808	$—	$77	$—	$—	$—	$—	$—	$9,885
Cost of Goods Sold	8,316	(23)	13	—	—	—	5	—	8,311

Gross Margin	1,492	23	64	—	—	—	(5)	—	1,574
SAG	1,372	10	—	—	—	—	—	—	1,382
Rationalizations	104	(104)	—	—	—	—	—	—	—
Interest Expense	265	—	—	—	—	—	—	—	265
Other (Income) Expense	61	—	—	52	(36)	5	—	—	82

Pre-tax Income (Loss)	(310)	117	64	(52)	36	(5)	(5)	—	(155)
Taxes	(3)	23	12	(15)	8	—	(1)	(3)	21
Minority Interest	2	—	—	—	—	—	—	1	3

Goodyear Net Income (Loss)	$(309)	$94	$52	$(37)	$28	$(5)	$(4)	$2	$(179)

EPS	$(1.08)	$0.33	$0.18	$(0.13)	$0.10	$(0.02)	$(0.02)	$0.01	$(0.63)

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